Exhibit 5.1


                                 LAW OFFICES OF


                     PARKER, POE, ADAMS & BERNSTEIN L.L.P.

                              2500 CHARLOTTE PLAZA

                        CHARLOTTE, NORTH CAROLINA 28244

                  TELEPHONE 704-372-9000 FACSIMILE 704-334-4706



                               February 25, 2000


Board of Directors
Sonic Automotive, Inc.
5401 East Independence Boulevard
Charlotte, North Carolina 28218


Dear Sirs:

     We are acting as counsel to Sonic Automotive, Inc., a Delaware corporation (the "Company"), in connection with the preparation, execution, filing and processing with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (the "Registration Statement"). This opinion is furnished to you for filing with the Commission pursuant to Item 601(b)(5) of Regulation S-K promulgated under the Act.

     The Registration Statement covers resales by certain selling stockholders listed in the Registration Statement (the "Selling Stockholders") of certain shares of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock") that were issued by the Company in connection with the acquisitions of the Selling Stockholders' businesses.

     In our representation of the Company, we have examined (i) the Registration Statement, (ii) the Company's Certificate of Incorporation and Bylaws, each as amended to date, (iii) all actions of the Company's Board of Directors recorded in the Company's minute book, (iv) the form of certificate for the Company's Class A Common Stock, (v) that certain Agreement and Plan of Merger and Reorganization dated as of October 31, 1999 by and among the Company, FAA Acquisition Corp., FirstAmerica Automotive, Inc. and Certain of the Stockholders of FirstAmerica Automotive, Inc., and (vi) such other documents as we have considered necessary for purposes of rendering the opinions expressed below.

     Based upon the foregoing, we are of the following opinions:

  1. The 90,425 shares of Class A Common Stock issued by the Company to
     Asian Pacific have been duly authorized and validly issued and are fully paid and non-assessable.

  2. The 226,846 shares of Class A Common Stock issued by the Company to T. Al Babbington have been duly authorized and validly issued and are fully paid and non-assessable.

  3. The 90,425 shares of Class A Common Stock issued by the Company to BB Investments have been duly authorized and validly issued and are fully paid and non-assessable.

  4. The 38,976 shares of Class A Common Stock issued by the Company to
     Geary Plaza Irrevocable Trust have been duly authorized and validly issued and are fully paid and non-assessable.

  5. The 255,287 shares of Class A Common Stock issued by the Company to Fred Cziska have been duly authorized and validly issued and are fully paid and non-assessable.

  6. The 73,924 shares of Class A Common Stock issued by the Company to John
     M. Driebe have been duly authorized and validly issued and are fully paid and non-assessable.

  7. The 183,968 shares of Class A Common Stock issued by the Company to Embarcadero Automotive, LLC have been duly authorized and validly issued and are fully paid and non-assessable.

  8. The 1,784,393 shares of Class A Common Stock issued by the Company to
     The Price Trust have been duly authorized and validly issued and are fully paid and non-assessable.

Board of Directors
Sonic Automotive, Inc.
February 25, 2000

Page 2


  9. The 14,504 shares of Class A Common Stock issued by the Company to Raintree Capital Company LLC have been duly authorized and validly issued and are fully paid and non-assessable.

 10. The 41,901 shares of Class A Common Stock issued by the Company to
     Douglas Y. Bech have been duly authorized and validly issued and are fully paid and non-assessable.

 11. The 4,834 shares of Class A Common Stock issued by the Company to Ralph McBride have been duly authorized and validly issued and are fully paid and non-assessable.

 12. The 41,901 shares of Class A Common Stock issued by the Company to Thomas R. Powers have been duly authorized and validly issued and are fully paid and non-assessable.

 13. The 29,008 shares of Class A Common Stock issued by the Company to Jack
     R. Tompkins have been duly authorized and validly issued and are fully paid and non-assessable.

 14. The 16,115 shares of Class A Common Stock issued by the Company to Brian Tucker have been duly authorized and validly issued and are fully paid and non-assessable.

 15. The 41,901 shares of Class A Common Stock issued by the Company to Bert Wollen have been duly authorized and validly issued and are fully paid and non-assessable.


 16. The 453,684 shares of Class A Common Stock issued by the Company to The Strough 1983 Family Trust have been duly authorized and validly issued and are fully paid and non-assessable.


 17. The 101,858 shares of Class A Common Stock issued by the Company to Steve Hallock have been duly authorized and validly issued and are fully paid and non-assessable.

 18. The 9,354 shares of Class A Common Stock issued by the Company to Brad Hallock have been duly authorized and validly issued and are fully paid and non-assessable.

 19. The 51,448 shares of Class A Common Stock issued by the Company to Debra Smithart have been duly authorized and validly issued and are fully paid and non-assessable.

 20. The 51,448 shares of Class A Common Stock issued by the Company to Charles
     R. Oglesby have been duly authorized and validly issued and are fully paid and non-assessable.

 21. The 170,617 shares of Class A Common Stock issued by the Company to TCW Leveraged Income Trust, L.P. have been duly authorized and validly issued and are fully paid and non-assessable.

 22. The 19,488 shares of Class A Common Stock issued by the Company to TCW Leveraged Income Trust II, L.P. have been duly authorized and validly issued and are fully paid and non-assessable.

 23. The 19,010 shares of Class A Common Stock issued by the Company to TCW Shared Opportunity Fund II, L.P. have been duly authorized and validly issued and are fully paid and non-assessable.

 24. The 95,052 shares of Class A Common Stock issued by the Company to Crescent/Mach I Partners, L.P. have been duly authorized and validly issued and are fully paid and non-assessable.

 25. The 913,629 shares of Class A Common Stock issued by the Company to TCW/Crescent Mezzanine Partners, L.P. have been duly authorized and validly issued and are fully paid and non-assessable.

 26. The 278,048 shares of Class A Common Stock issued by the Company to TCW/Crescent Mezzanine Trust have been duly authorized and validly issued and are fully paid and non-assessable.

 27. The 25,000 shares of Class A Common Stock issued by the Company to TCW/Crescent Mezzanine Investment Partners, L.P. have been duly authorized and validly issued and are fully paid and non-assessable.

 28. The 1,276 shares of Class A Common Stock issued by the Company to T.J. Holterhoff have been duly authorized and validly issued and are fully paid and non-assessable.

Board of Directors
Sonic Automotive, Inc.
February 25, 2000

Page 3


 29. The 84,457 shares of Class A Common Stock issued by the Company to Brown, Gibbons Lang & Company LP have been duly authorized and validly issued and are fully paid and non-assessable.

 30. The 638 shares of Class A Common Stock issued by the Company to Carlanne Foushee have been duly authorized and validly issued and are fully paid and non-assessable.


 31. The 257,205 shares of Class A Common Stock issued by the Company to Joseph
     L. Herson have been duly authorized and validly issued and are fully paid and non-assessable.

 32. The 180,696 shares of Class A Common Stock issued by the Company to John Jaffe have been duly authorized and validly issued and are fully paid and non-assessable.

 33. The 257,205 shares of Class A Common Stock issued by the Company to Mollye Mills have been authorized and validly issued and are fully paid and non-assessable.

 34. The 55,639 shares of Class A Common Stock issued by the Company to Richard
     H. Mills have been duly authorized and validly issued and are fully paid and non-assessable.


     The opinions expressed herein are limited to matters governed by the General Corporation Law of the State of Delaware.

     We hereby consent to the use of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the heading "Legal Matters" in related prospectuses. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.



                                        Very truly yours,



                                      /s/ Parker, Poe, Adams & Bernstein L.L.P.
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